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                                                                    EXHIBIT 99.1


                           700 LOUISIANA STREET               FAX: 713  225-6475
                           SUITE 4300                    TELEPHONE: 713 570-3200
                           HOUSTON, TEXAS  77002

(PIONEER LOGO)

                                  PRESS RELEASE

                           PIONEER ANNOUNCES STATUS ON
                MEETING INTERNAL CONTROL EVALUATION REQUIREMENTS

         HOUSTON, Texas (June 25, 2004) - Pioneer Companies, Inc. (OTC: PONR) today reported on its status in meeting the requirements of Section 404 of the Sarbanes-Oxley Act, and noted issues that are likely to arise if those requirements become applicable to the Company for the year ending December 31, 2004.

         The regulations that implement the provisions of Section 404 will require Pioneer's management to evaluate the effectiveness, as of the end of each fiscal year, of Pioneer's internal control over financial reporting. Pioneer will also be required to provide an attestation report of the Company's independent public accountants on management's assessment of Pioneer's internal control over financial reporting.

         While Pioneer has taken some of the steps required to comply with the framework that is necessary to evaluate the effectiveness of its internal control over financial reporting, its plans have been to complete the compliance process during 2005. The evaluation will first be required in connection with the audit of Pioneer's consolidated financial statements for the year ending December 31, 2005, unless Pioneer becomes an "accelerated filer." If Pioneer becomes an accelerated filer, the evaluation will be required in connection with Pioneer's consolidated financial statements for the year ending December 31, 2004. The Company will be an accelerated filer if Pioneer has a market capitalization of at least $75 million as of June 30, 2004. Pioneer currently believes it will be subject to the accelerated filing requirement if the closing trading price of its Common Stock on June 30 is at least $7.48 per share. The closing trading price of the Common Stock on June 24, 2004, was $7.50 per share, up $0.35 from the previous close.

         "While our market capitalization at June 30 may exceed the threshold established by the Securities and Exchange Commission, at this time we do not believe that we have the time and personnel that will be necessary to establish the procedures that are sufficient to evaluate the
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design of our internal control over financial reporting and to test its operating effectiveness as part of our assessment of the effectiveness of our controls. Nor do we believe that we would be able to outsource the effort in order to comply." said Michael Y. McGovern, Pioneer's President and Chief Executive Officer. "Because guidance on these issues is very limited, we are not currently able to evaluate the impact on Pioneer of our inability to provide the required assessment, based on a suitable framework, in connection with the filing of our annual report on Form 10-K for the year ended December 31, 2004, if in fact we become an accelerated filer. We do anticipate being able to comply with the necessary framework before the end of 2005, when, given the level of trading in our Common Stock, we originally anticipated that the new requirements would apply to us."

         Pioneer, based in Houston, manufactures chlorine, caustic soda, bleach, hydrochloric acid and related products used in a variety of applications, including water treatment, plastics, pulp and paper, detergents, agricultural chemicals, pharmaceuticals and medical disinfectants. Pioneer owns and operates four chlor-alkali plants and several downstream manufacturing facilities in North America. Additional information and press releases of Pioneer Companies, Inc. can be obtained from the Company's Internet web site at www.piona.com.

         Certain statements in this news release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements relate to matters that are not historical facts. Such statements involve risks and uncertainties, including, but not limited to, Pioneer's ability to meet the requirements of the Sarbanes-Oxley Act, its ability to successfully implement its organizational efficiency project and realize the results that are expected, and other risks and uncertainties described in Pioneer's filings with the Securities and Exchange Commission. Actual outcomes may vary materially from those indicated by the forward-looking statements.

Contact: Kent Stephenson (713) 570-3200



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